Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 24, 2010, by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (ii)  CALIPER LIFE SCIENCES, INC., a Delaware corporation with a principal place of business located at 68 Elm Street, Hopkinton, Massachusetts 01748 (“Caliper”), NOVASCREEN BIOSCIENCES CORPORATION, a Maryland corporation (“NovaScreen”), XENOGEN CORPORATION, a Delaware corporation (“Xenogen”), and CALIPER LIFE SCIENCES LTD., a company organized under the laws of Canada (“Caliper Ltd.”) (hereinafter, Caliper, NovaScreen, Xenogen, and Caliper Ltd. are jointly and severally, individually and collectively, referred to as “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 6, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2009, by and between Borrower and Bank, as modified by that certain First Loan modification Agreement, dated as of December 11, 2009 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following, appearing as Section 2.3(a) thereof, in its entirety:

“(a)         Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to: (x) if Borrower’s unrestricted cash is equal to or greater than Twenty Million Dollars ($20,000,000.00), one percentage point (1.00%) above the Prime Rate, or (y) if Borrower’s unrestricted cash is less than Twenty Million Dollars ($20,000,000.00), two percentage points (2.00%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.  Any changes to the applicable interest rate due as set forth in (x) or (y) above, shall be effective on the first day of the month following such event.”

and inserting in lieu thereof the following:

“(a)         Interest Rate; Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-half of one percent (0.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

2                                          The Loan Agreement shall be amended by deleting the following, appearing as Section 2.4(d) thereof, in its entirety:

“(d)         Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last day of each month, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts (as described in Section 2.1.3).  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

and inserting in lieu thereof the following:

“(d)         Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to two-fifths of one percent (0.40%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts (as described in Section 2.1.3).  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

3                                          The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9 thereof, in its entirety:

“6.9        Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each quarter:

(a)           Adjusted Quick Ratio.  A ratio of Quick Assets to Quick Liabilities of at least 0.95 to 1.0 for the quarter ending December 31, 2008 and for each fiscal quarter thereafter.

(b)           Minimum EBITDA-Cap Ex.  Borrower’s EBITDA minus its capital expenditures, (“EBITDA-Cap Ex”) for the two (2) quarter period ending as of the last day of each quarter, shall be in an amount equal to: (i) losses not greater than (A) One Million Five Hundred Thousand Dollars ($1,500,000) for the quarter ended December 31, 2008; (B) Six Million Eight Hundred Thousand Dollars ($6,800,000) for the quarter ending March 31, 2009; (C) Eight Million Seven Hundred Thousand Dollars ($8,700,000) for the quarter ending June 30, 2009; and (D) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending September 30, 2009; (ii) not less than Sixty Thousand Dollars ($60,000) for the quarter ending December 31, 2009; (iii) losses not greater than (A) Two Million Dollars ($2,000,000) for the quarter ending March 31, 2010; (B) Five Million Dollars ($5,000,000) for the quarter ending June 30, 2010; and (C) Two Million Dollars ($2,000,000) for the quarter ending September 30, 2010; (iv) not less than Two Million Dollars ($2,000,000) for the quarter ending December 31, 2010; and (v) losses not greater than Five Hundred Thousand Dollars ($500,000) for the quarter ending March 31, 2011.”

and inserting in lieu thereof the following:

“6.9        Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each quarter:

(a)           Adjusted Quick Ratio.  A ratio of Quick Assets to Quick Liabilities of at least 1.25 to 1.0 for the quarter ending June 30, 2010 and for each fiscal quarter thereafter.

(b)           Minimum EBITDA-Cap Ex.  Borrower’s EBITDA minus its capital expenditures, (“EBITDA-Cap Ex”) for the two (2) quarter period ending as of the last day of each quarter, shall be in an amount equal to: (i) losses not greater than (A) One Million Five Hundred Thousand Dollars ($1,500,000) for the quarter ended December 31, 2008; (B) Six Million Eight Hundred Thousand Dollars ($6,800,000) for the quarter ending March 31, 2009; (C) Eight Million Seven Hundred Thousand Dollars ($8,700,000) for the quarter ending June 30, 2009; and (D) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending September 30, 2009; (ii) not less than Sixty Thousand Dollars ($60,000) for the quarter ending December 31, 2009; (iii) losses not greater than (A) Two Million Dollars ($2,000,000) for the quarter ending March 31, 2010; (B) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending June 30, 2010; (C) Four Million Five Hundred Thousand Dollars ($4,500,000) for the quarter ending September 30, 2010; (D) Two Million Dollars ($2,000,000) for the quarter ending December 31, 2010; and (E) Three Million Five Hundred Thousand Dollars ($3,500,000) for the quarter ending March 31, 2011.  Thereafter, if the Revolving Line is extended, in Bank’s sole discretion, then commencing with the quarterly period ending June 30, 2011, Borrower shall achieve EBITDA-Cap Ex equal to losses not greater than Three Million Dollars ($3,000,000), which amount shall be increased by Five Hundred Thousand Dollars ($500,000) (i.e. the maximum net losses will be reduced by Five Hundred Thousand Dollars ($500,000)) for each quarterly period thereafter.”

4                                          The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any, for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Prime Rate” is the greater of (i) four and one-half of one percent (4.50%) and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

and inserting in lieu thereof the following:

““Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any, for any period as at any date of determination, the net profit (or loss), exclusive of any extraordinary gains and/or gains or proceeds from the sale of product lines of the Borrower, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

5                                          The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.   Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain negative pledge arrangement with respect to Borrower’s intellectual property, between Borrower and Bank, and Borrower acknowledges, confirms and agrees that said negative pledge arrangement remains in full force and effect.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 6, 2009 (as updated, amended, amended and restated, supplemented and/or modified as of the date hereof, including, without limitation, as a result of the “Sale Transaction”, as such term is defined in that certain Consent and Release Agreement, by and between Borrower and Bank, dated as of the date hereof), and acknowledges, confirms and agrees the disclosures and information provided by Borrower to Bank in the Perfection Certificate (as updated, amended, amended and restated, supplemented and/or modified as of the date hereof) has not changed.

7.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT

TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.           CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank.]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

CALIPER LIFE SCIENCES, INC.

By	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Senior Vice President and CFO

NOVASCREEN BIOSCIENCES CORPORATION

By	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Vice President, Finance

XENOGEN CORPORATION

By	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Vice President, Finance

CALIPER LIFE SCIENCES LTD.

By	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Vice President, Finance

BANK:

SILICON VALLEY BANK

By	/s/ Michael Quinn
Name:	Michael Quinn
Title:	Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	CALIPER LIFE SCIENCES, INC.
NOVASCREEN BIOSCIENCES CORPORATION
XENOGEN CORPORATION
CALIPER LIFE SCIENCES, LTD.

The undersigned authorized officers of Caliper Life Sciences, Inc., NovaScreen Biosciences Corporation, Xenogen Corporation and Caliper Life Sciences, Ltd. (individually and collectively, jointly and severally, “Borrower”) certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly consolidated and consolidating financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual consolidated and consolidating financial statement (CPA Audited) + CC	FYE within120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings; Deferred Revenue report, cash report	Monthly within 15 days	Yes No
Transaction Reports	Weekly and with each Advance request	Yes No
Board approved projections	Annually, as revised	Yes No

The following intellectual property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain at all times, tested quarterly:
Minimum Quick Ratio	1.25:1.00	:1.0	Yes No
Minimum EBITDA minus Cap Ex*	$	$	Yes No

*See Section 6.9(b) of the Loan and Security Agreement

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Caliper Life Sciences, Inc.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:	Date:

NovaScreen Biosciences Corporation	Verified:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Compliance Status: Yes No

Xenogen Corporation

By:
Name:
Title:

Caliper Life Sciences, Ltd.

By:
Name:
Title:

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.

I.              ADJUSTED QUICK RATIO (Section 6.9(a))

Required: A ratio of Quick Assets to Quick Liabilities of at least: 1.25 to 1.0 for the quarter ending March 31, 2010 and for each fiscal quarter thereafter

A.	Aggregate value of the unrestricted cash and Cash Equivalents and Marketable Securities of Borrower	$

B.	Aggregate value of the net billed accounts receivable and Unbilled Accounts of Borrower	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank	$

E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F	Aggregate value of (i) Deferred Revenue, (ii) real estate related restructuring expenses, and (iii) customer deposits

G.	Quick Liabilities (the sum of lines D and E minus line F)	$

H.	Adjusted Quick Ratio (line C divided by line G)

Is line H equal to or greater than 1.25 to 1.0

☐ No, not in compliance	☐ Yes, in compliance

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II.            MINIMUM EBITDA minus CAP-EX (Section 6.9(b)

Required: Borrower’s EBITDA minus its capital expenditures, (“EBITDA-Cap Ex”) for the two (2) quarter period ending as of the last day of each quarter, shall be in an amount equal to: (i) losses not greater than (A) One Million Five Hundred Thousand Dollars ($1,500,000) for the quarter ended December 31, 2008; (B) Six Million Eight Hundred Thousand Dollars ($6,800,000) for the quarter ending March 31, 2009; (C) Eight Million Seven Hundred Thousand Dollars ($8,700,000) for the quarter ending June 30, 2009; and (D) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending September 30, 2009; (ii) not less than Sixty Thousand Dollars ($60,000) for the quarter ending December 31, 2009; (iii) losses not greater than (A) Two Million Dollars ($2,000,000) for the quarter ending March 31, 2010; (B) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending June 30, 2010; (C) Four Million Five Hundred Thousand Dollars ($4,500,000) for the quarter ending September 30, 2010; (D) Two Million Dollars ($2,000,000) for the quarter ending December 31, 2010; and (E) Three Million Five Hundred Thousand Dollars ($3,500,000) for the quarter ending March 31, 2011.  Thereafter, if the Revolving Line is extended, in Bank’s sole discretion, then commencing with the quarterly period ending June 30, 2011, Borrower shall achieve EBITDA-Cap Ex equal to losses not greater than Three Million Dollars ($3,000,000), which amount shall be increased by Five Hundred Thousand Dollars ($500,000) (i.e. the maximum net losses will be reduced by Five Hundred Thousand Dollars ($500,000)) for each quarterly period thereafter.

A.	Net Income, exclusive of any extraordinary gains (including, without limitation, gains or proceeds from the sale of product lines of the Borrower)		$

B.	Interest Expense		$

C.	To the extent included in the determination of Net Income:

	1.	Depreciation expense	$

	2.	Amortization expense	$

	3.	Non-cash stock-based compensation expense and restructuring expense	$

D.	income tax expense		$

E.	EBITDA (line A, plus line B, plus line C.1, plus line C.2, plus line C.3, and plus line D)		$

F.	capital expenditures		$

G.	EBIDTA minus CAP EX (line E minus line F)		$

Is line G equal to or greater than $[                                              ]?

☐ No, not in compliance	☐ Yes, in compliance

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